                                                                   Exhibit 10.41

                              EMPLOYMENT AGREEMENT

This AGREEMENT is entered into by and between Plug Power Inc. (the "Company"), and Roger B. Saillant (the "Executive"), effective as of December 15, 2000.

1.  Employment Period.  The Company hereby agrees to employ the Executive, and
    -----------------
    the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on December 15, 2000 (the "Commencement Date") and ending on the one year anniversary of the Commencement Date (the "Employment Period") unless earlier terminated as provided herein; provided, however, that the
                                           -----------------
    Employment Period shall automatically be extended without action by either party for additional one (1) year periods, as of the first anniversary of the Commencement Date and each succeeding anniversary thereof unless the Company or the Executive shall have served written notice to the other party as provided in this Agreement.

2.  Terms of Employment.
    -------------------

    a) Position and Duties
       -------------------

       (i) During the Employment Period, the Executive shall serve in the position and at the location set forth on Exhibit A hereto, or such other executive position(s) appropriate to the Executive's training, qualifications or experience, as the Compensation Committee of the Board of Directors of the Company may from time to time determine are reasonably comparable to the Executive's initial position.

      (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full attention and time to the business and affairs of the Company and to use the Executive's reasonable best efforts to: (A) perform such responsibilities in a professional manner, (B) promote the interests of the Company and its subsidiaries, (C) discharge such executive and administrative duties not inconsistent with his position as may be assigned to him by the Board, and (D) serve, without additional compensation, as a director of the Company or as an officer and director of any subsidiary of the Company if elected or appointed as such. It shall not be a violation of this Agreement for the Executive to: (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and/or (C) manage personal investments, so long as such activities do not conflict with or significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

   b)  Compensation.
       ------------

       (i) Base Salary.  During the Employment Period, the Executive shall
           -----------
           receive an annual base salary ("Annual Base Salary") in the initial amount of $300,000. The Annual Base Salary may be revised from time to time. The Annual Base Salary shall be paid in accordance with the Company's normal payroll practices for senior executives subject only to such payroll and withholding deductions as are required by law. The Annual Base Salary shall be paid no less frequently than in equal monthly installments. For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company.

      (ii) Annual Incentive. During the Employment Period, the Executive
           ----------------
           shall be eligible to receive an annual incentive bonus with a target amount equal to 100 percent of his Annual Base Salary to be determined in accordance with the provisions of a bonus plan adopted by the Board of Directors of the Company (the "Bonus Plan"). Extraordinary performance, as defined by the Compensation Committee of the Board, and the Bonus Plan, can result in a maximum award of up to 200% of Annual Base Salary. Any bonus awarded under such Bonus Plan shall be paid one-third in cash and the remainder in the form of equity (such as options and restricted stock) with a vesting schedule no greater than four years.

     (iii) Savings and Retirement Plans. During the Employment Period, the
           ----------------------------
           Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other peer executives of the Company and any affiliated entities, and in accordance with the provisions of those plans. Nothing shall require the Company to establish any such plans, practices, policies and/or programs or limit the Company's right, in its sole discretion, to amend or terminate any such plans, practices, policies and/or programs at any time.

      (iv) Welfare and Other Benefits Plans. During the Employment Period,
           --------------------------------
           the Executive and the Executive's eligible family members shall be entitled to participate in all benefit and executive perquisites under welfare, fringe and other similar benefit plans, practices, policies and programs pursuant to the terms, conditions and eligibility requirements of any such plans, policies, practices and/or programs, which may be provided by the Company and its affiliated entities (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated entities. Nothing contained in this Agreement shall require the Company to establish any such plans, practices, policies and/or programs or limit the Company's right, in its sole discretion, to amend or terminate any such benefit plans, practices and/or programs at any time.

       (v) Expenses. During the Employment Period, the Executive shall be
           --------
           entitled to receive prompt reimbursement for all reasonable business expenses incurred and submitted by the Executive in accordance with the policies of the Company.

    c) Contingent Retirement Benefit. The Company shall establish a funding
       -----------------------------
       vehicle on the Commencement Date in an amount equal to the agreed upon lump sum, present value of the difference between (i) the lump sum benefit Executive would have received pursuant to the Ford/Visteon pension plan if he had retired at his normal retirement date in accordance with the provisions of such plan; and (ii) the lump sum benefit Executive is eligible to receive pursuant to such plan based upon his actual retirement date (the "Contingent Retirement Benefit"). In order to calculate the amount of the Contingent Retirement Benefit, the Company shall use an interest rate factor equal to 8%, a life expectancy of 80 years of age and a normal retirement age of 65. This Contingent Retirement Benefit shall vest based on a 5-year cliff vesting schedule. The Contingent Retirement Benefit shall also vest prior to the expiration of the five year period in the event Executive is terminated for any reason other than "Cause" (as defined in Paragraph 3 below) or as a result of Disability (as defined in Paragraph 3 below). The Contingent Retirement Benefit shall also vest prior to the expiration of the five year period in the event Executive terminates his employment for "Good Reason" (as defined below in Paragraph 3 below). Notwithstanding the fact that the Contingent Retirement Benefit shall have vested in accordance with the provisions of this Paragraph 2(c), the Company shall not have any obligation to pay the Contingent Retirement Benefit to the Executive if (i) Executive's "vested equity value" of the Initial Stock Options granted to the Executive pursuant to Paragraph 6 of this Agreement equals or exceeds three times the amount of the Contingent Retirement

    Benefit, or (ii) Executive's employment is terminated for "Cause" (as defined in Paragraph 3 of this Agreement). In such cases, the Executive agrees to relinquish all rights to such payment. The "vested equity value" of the Initial Stock Options shall be equal to the market value of the vested number of shares of stock subject to such options, reduced by the Executive's exercise price for such shares, and shall be tested at the time the Contingent Retirement Benefit becomes fully vested in accordance with the provisions of this Paragraph 2(c).

3.  Termination of Employment
    -------------------------

    Notwithstanding any other provisions of this Agreement, the Executive's employment may be terminated upon the occurrence of any event set forth below. All rights and obligations of the parties shall terminate as of the effective date of such termination except as specifically provided herein.

    a) Death or Disability. The Executive's employment shall terminate
       -------------------
       automatically upon the Executive's death during the Employment Period. In the event of the Executive's death, the effective date of termination shall be the date of Executive's death. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his normal duties for the Company for three months or more during any twelve-month period.

    b) Cause. The Company may terminate the Executive's employment during the
       -----
       Employment Period for "Cause". For purposes of this Agreement, "Cause" shall mean:

       (i) any material breach of this Agreement by the Executive, which breach is not remedied within thirty (30) days after written notice thereof, specifying the nature of such breach in reasonable detail, is given by the Board to the Executive,

      (ii) Executive's conviction of a felony or other crime involving moral turpitude,

     (iii) any act or omission by the Executive during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder, and/or

      (iv) Executive's failure to follow the reasonable instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof specifying the details of such conduct is given by the Board to the Executive. The effective date of termination for purposes of clause 3(b)(iii) shall be the date of such act and the effective date of termination for purposes of clause 3(b)(ii) shall be the date of such conviction. If Executive does not remedy any condition identified in clause 3(b)(i) and/or 3(b)(iv) within such notice period, then termination shall be deemed to occur 30 days after the date of the notice from the Company. The Executive shall forfeit all right to unearned Annual Base Salary and any bonus accrued pursuant to the Bonus Plan as of the effective date of such termination for Cause.

  c)  Good Reason.
      -----------

       (i) The Executive's employment may be terminated by the Executive for Good Reason.

      (ii) For purposes of this Agreement, prior to any Change in Control
           (as defined in this Paragraph 3(c)), or after any applicable Window Period (as defined in this Paragraph 3(c)), "Good Reason" shall mean a material breach by the Company of this Agreement after the Executive has given the Company notice of the breach and a reasonable opportunity to cure.

     (iii) In the event of any Change in Control, "Good Reason" shall mean that any of the following events has occurred without the Executive's written consent: (i) a demotion in the Executive's status, position or responsibilities which, in his reasonable judgment, does not represent a positive change from his status, position or responsibilities as in effect immediately prior to the Change in Control; (ii) the assignment to the Executive of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions that the Executive had immediately prior to the Change in Control; (iii) a reduction by the Company in the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve (12) months of the Executive's last increase in Annual Base Salary) the Executive's Annual Base Salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior executives of the Company effected in the preceding twelve
           (12) months; (iv) the relocation of the principal executive offices of the Company to a location more than fifty (50) miles beyond which the office at which Executive performed his duties immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a Change in Control; (v) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Executive participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), to which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein; (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or (vii) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement. Notwithstanding the foregoing, Executive may only exercise his right to terminate his employment for "Good Reason" pursuant to the provisions of this Paragraph 3(c)(iii) if the Executive's Notice of Termination specifying the event constituting Good Reason pursuant to the provisions of this Paragraph 3(c)(iii) is delivered to the Company within one year of the date of the Change in Control (the "Window Period").

     (iv) For purposes of this Agreement, "Change of Control" shall mean the occurrence of any one of the following events:

            (A) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than
                  (1) the Company, (2) any of its Subsidiaries, (3) any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries, or (4) either of Edison Development Corporation, a Michigan corporation or Mechanical Technology

                  Incorporated, a New York corporation), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

            (B) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (1) a vote of at least a majority of the Incumbent Directors or (2) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

             (C) the stockholders of the Company shall approve (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (3) any plan or proposal for the liquidation or dissolution of the Company.

            Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence
            --------  -------
            shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (A).

            (v) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated before a Change in Control as defined in this Paragraph 3(c) and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" or (B) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Agreement, the date of a "Change in Control" with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

d)   Without Good Reason.   This Agreement may be terminated by the Executive,
     -------------------
     upon sixty (60) days' prior notice to the Company, in the absence of "Good Reason". In such event, the effective date of termination shall be the date set forth in such notice.

e)   Without Cause.  This Agreement may be terminated by the Company,
     -------------
     without Cause, upon sixty (60) days prior notice to the Executive. In such event, the effective date of termination shall be the date set forth in such notice.

f)   Notice of Termination. Any termination by the Company for Cause, or by the
     ---------------------
     Executive for Good Reason, shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which

       (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

    g) Date of Termination. "Date of Termination" or "Termination Date" for
       -------------------
       purposes of this Agreement means the effective date of termination determined in accordance with the provisions of this Paragraph 3.

4.  Obligations of the Company upon Termination.
    -------------------------------------------

    a) Good Reason; Other Than for Cause. If, during the Employment Period, the
       ---------------------------------
       Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good
       Reason:

       i) The Company shall pay to the Executive in a lump sum in cash within thirty (30) calendar days after the Date of Termination, the aggregate of the amounts set forth in clauses A and B below:

           A. the sum of: (1) the Executive's Annual Base Salary accrued through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the greater of the actual bonus accrued through the Date of Termination pursuant to the Bonus Plan or the annual average bonus paid to the Executive pursuant to the Bonus Plan determined based on the three (3) fiscal years immediately preceding the Termination Date (the "Minimum Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 (the sum of the amounts described in clauses (1) and (2) are referred to herein as the "Accrued Obligations");

           B. the amount equal to the product of (1) and (2) where:

              (1) is: (i) if the Date of Termination occurs within the Window
                  Period, the lesser of (a) two, or (b) the number of years, rounded to the nearest twelfth (1/12th) of a year, between the Date of Termination and the Executive's attainment of age sixty-five (65) and

                  (ii) if the Date of Termination occurs prior to a Change in
                       Control or outside the Window Period, the number one (1),

                       and where:

              (2) is: the sum of (x) the Executive's Annual Base Salary and (y)
                  the Minimum Bonus.

   ii) Any restricted stock, stock options and any other stock awards granted to Executive that were outstanding immediately prior to the Termination Date including, but not limited to, the Initial Stock Options ("Prior Stock Awards") shall become immediately vested.

  iii) The Contingent Pension Benefit as defined in Paragraph 2(c) shall also immediately vest and its value compared to the vested equity value of the Initial Stock Options to determine Executive's entitlement to such Contingent Pension Benefit. Executive shall only be entitled to receive the Contingent Pension Benefit if the vested equity value of the Initial Stock Options is less than three times the amount of the Contingent Retirement Benefit.

   iv) The Company shall continue benefits to the Executive and/or the Executive's eligible family members at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices, executive pre-requisites and policies described in section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. Such benefits shall be continued for the period determined below:

       1) if the Date of Termination occurs within the Window Period, the lesser of (a) two or (b) the number of years, rounded to the nearest twelfth (1/12th) of a year, between the Date of Termination and the Executive's attainment of age sixty-five (65) and

       2) if the Date of Termination occurs prior to a Change in Control or outside the Window Period, the number one (1).

    v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided which the Executive is entitled to receive as a participant of any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan or policy (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

b) Cause; Other than for Good Reason.  If the Executive's employment is
   ---------------------------------
   terminated for Cause or the Executive terminates employment without Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary and Other Benefits through the Date of Termination.

c) Death. If the Executive's employment is terminated by reason of the
   -----
   Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate in a lump sum in cash within 30 days of the Date of Termination.

d) Disability.  If the Executive's employment is terminated by reason of the
   ----------
   Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than as set forth in this Paragraph 4(d). The Company shall pay Executive Accrued Obligations and the timely payment or provision of Other Benefits. The Contingent Pension Benefit as defined in Paragraph 2(c) shall also immediately vest and its value compared to the vested equity value of the Initial Stock Options to determine Executive's entitlement to all or any portion of such Contingent Pension Benefit. Executive shall only be entitled to receive the Contingent Pension Benefit if the vested equity value of the Initial Stock Options is less than three times the amount of the

       Contingent Retirement Benefit. The Initial Stock Options shall become immediately vested upon the Executive's Disability. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination

5. Vacation. The Executive shall be entitled to paid vacation and holidays
   --------
   annually during the Employment Period in accordance with the Company's policy as determined from time to time by the Board, provided, however, the
                                                 --------  -------
   Executive shall be entitled to not less than four (4) weeks of paid vacation during the first year of the Employment Period following the Commencement Date and not less than five (5) weeks of paid vacation each year, thereafter.

6. Stock Options.  The Company grants to Executive nonqualified stock options
   -------------
   to acquire up to 750,000 shares of the Company's common stock $0.01 par value, at an exercise price of $11.1875 per share (this price is the fair market value of the Company's Stock on the date the Executive signed the Offer Letter), in accordance with and subject to the provisions of the Company's 1999 Stock Option and Incentive Plan (the "Initial Stock Options"). The shares subject to the Initial Stock Options shall vest based on the following schedule.


            Vesting Date                      Number of
            ------------                      ---------
                                              Option Shares Exercisable
                                              -------------------------

            December 15, 2001                   15%

            December 15, 2002                   30%

            December 15, 2003                   50%

            December 15, 2004                   75%

            December 15, 2005                   100%


   No portion of the Initial Stock Options may be exercised until such portion has vested. The Initial Stock Options shall expire on December 15, 2010 ("Expiration Date") and no portion of the Initial Stock Options shall be exercisable after the Expiration Date. The Initial Stock Options shall become fully vested in the event of the Executive's Disability, his termination for Good Reason or in the event the Company terminates his employment for any reason other than Cause.

7. Restricted Stock. The Company agrees to grant Executive a restricted stock
   ----------------
   award entitling Executive to acquire, at par value, an amount of shares of the Company's $0.01 par value per share, common stock equivalent to the amount of restricted shares the Executive forfeited as a result of Executive's retirement from Ford/Visteon (the "Restricted Stock"). The Restricted Stock shall vest based on the same schedule that the restricted shares the Executive forfeited as a result of Executive's retirement from Ford/Visteon would have vested. The Restricted Stock award shall be made in accordance with and subject to the provisions of the Company's 1999 Stock Option and Incentive Plan ("Restricted Stock"). Executive shall provide the Company affirmation of the restricted shares the Executive forfeited as a result of the Executive's retirement from Ford/Visteon.

8. Visteon 2000 Incentive Bonus Offset.  Executive shall receive a payment in
   -----------------------------------
   March 2001 from the Company equivalent to the estimated annual incentive bonus that Executive would have earned at Visteon for the year 2000 which Executive forfeited as a result of Executive's retirement from Ford/Visteon. Such payment shall be made in the form of cash. Executive shall provide the Company affirmation of his 1999 incentive bonus paid and, to the extent possible, the calculation to be used to quantify his 2000 incentive bonus award, prior to March 1, 2001.

9. Relocation.  Executive shall be reimbursed for all customary and reasonable
   ----------
   expenses incurred in connection with relocation, including the movement of all household goods, temporary housing costs during the relocation period not to extend beyond June 30, 2001, two house hunting trips to the Capital District for Executive, closing costs associated with selling Executive's current residence and purchasing a new residence in the Capital District, and reasonable incidental costs and the personal tax consequences thereof; provided, however, that any reimbursement hereunder shall not exceed an amount equal to two months' Annual Base Salary, grossed up for tax purposes.

10. Cash Sign-On Inducement.  Upon execution of this Agreement, Executive shall
    -----------------------
    receive the sum of $50,000, grossed up for tax purposes.

11. Confidential Information:  Noncompetition.
    -----------------------------------------

    a) The Executive shall have executed and shall be bound by the provisions of a certain "Employee Patent, Confidential Information and Non-Compete Agreement." The provisions of this Employment Agreement shall supplement but shall not supersede the provisions of such Employee Patent, Confidential Information and Non-Compete Agreement. The terms of the Employee Patent, Confidential Information and Non-Compete Agreement shall be incorporated in this Agreement by this reference. In the event of any express conflict between the terms of the Employee Patent, Confidential Information and Non-Compete Agreement and this Employment Agreement, the terms of the Employee Patent, Confidential Information and Non-Compete Agreement shall control.

    b) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In addition, Executive shall not solicit employees of the Company for at least a one (1) year period beginning on the Date of Termination.

    c) The parties expressly agree that the terms of the non-competition provisions set forth in the Employee Patent, Confidential Information and Non-Compete Agreement are reasonable, enforceable, and necessary to protect the Company's interests, and are valid and enforceable. In the unlikely event, however, that a court of competent jurisdiction was to determine that any portion of such limited non-competition provision is unenforceable, then the parties agree that the remainder of the limited non-competition provision set forth in such Agreement shall remain valid and enforceable to the maximum extent possible.

    d) The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained this Paragraph 11 and/or in the Employee Patent, Confidential Information and Non-Compete Agreement, but that such damages from any such beach would be great, incalculable and irremediable, and that money damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of the terms of this Agreement and Employee Patent, Confidential Information and Non-Compete Agreement in any court of competent jurisdiction. The parties agree however, that the specific performance remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief.

12.  Successors.
     ----------

    a) This Agreement is personal to the Executive and shall not be assignable by the Executive.

    b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined herein and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

13. Internal Revenue Code Limits.  Notwithstanding anything in this
    ----------------------------
    Agreement to the contrary (other than this Section), in the event that the Company's independent auditor (the "Accounting Firm") determines that any payment by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, then the amount payable to or for the benefit of the Executive pursuant to this Agreement shall be reduced (but not below zero) to the maximum amount payable without causing the payment to be nondeductible by the Company because of Section 280G of the Code (the "Section 280G Limit. Such determination by the Accounting Firm shall be conclusive and binding upon the parties.

14. Miscellaneous.
    -------------

    a) This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

    b) All notices and other communications hereunder shall be in writing and shall be deemed to be received when (i) hand delivered (with written confirmation of receipt), (ii) when received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested) in each case to the address set forth below (or to such other address as a party may designate by notice to the other party).


       If to the Executive:
       -------------------

       Mr. Roger B. Saillant
       7352 Parker Road
       Saline, MI  48176

       With a copy to:
       ---------------

       William Hodgman, Esq.
       Cox, Hodgman & Giarmarco, P.C.
       101 West Big Beaver Road
       Columbia Circle II, 10th Floor
       Troy, MI  48084-4160

       If to the Company:
       -----------------

       Plug Power Inc.
       Attn:  Ana-Maria Galeano
       General Counsel
       968 Albany-Shaker Road
       Latham, NY  12110

       With a copy to:
       ---------------

       Boies, Schiller & Flexner LLP
       Attn:  Kathleen M. Franklin
       100 State Street, Suite 900
       Albany, New York  12207

    c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    e) This Employment Agreement may be executed through the use of separate signature pages or in any number of counterpart copies, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

    f) The provisions of this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, either oral or written, with respect to such subject matter.


     IN WITNESS WHEREOF, the Executive has executed this Agreement and, subject to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, as of the Commencement Date.

     /s/ Roger B. Saillant
     _____________________________________, Executive
     Roger B. Saillant

     December 15, 2000
     _____________________________________
     Date


     PLUG POWER INC.

         /s/ George McNamee
     By___________________________________
          George McNamee, Chairman of
          Board of Directors

          December 15, 2000
     ______________________________________
                                       Date

                                   EXHIBIT A



Position: President and Chief Executive Officer

Location: 968 Albany Shaker Road, Latham, New York  12110